UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 12, 2025

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2025 (the “Effective Date”), Steven Madden, Ltd., a Delaware corporation (“Steve Madden”), entered into a sale and purchase deed (the “Purchase Agreement”), by and among SML UK Holding Ltd., an English limited company and indirect, wholly-owned subsidiary of Steve Madden (the “Purchaser”), various entities comprising the Fifth Cinven Fund (the “Cinven Sellers”), Bain & Company, Inc. (“Bain”), Squam Lake Investors X LP (BGPI) (“Squam Lake”, and together with the Cinven Sellers and Bain, the “Institutional Sellers”) certain individuals (the “Individual Sellers” and together with the Institutional Sellers, the “Sellers”), and Steve Madden, as guarantor, pursuant to which the Purchaser has agreed to acquire the entire issued share capital of Mercury Acquisitions Topco Limited, a private limited company incorporated under the laws of Jersey and the holding company for the Kurt Geiger business (the “Target”), at an enterprise value of approximately £289 million pursuant to a “locked box” arrangement that results in the payment of £202.0 million in net equity value at closing, as described more fully below (the “Transaction”).

The purchase price payable at the closing of the Transaction consists of (i) a purchase price for all of the shares of the Target at a base purchase price of £202.0 million (the “Base Purchase Price”), subject to certain adjustments pursuant to and in accordance with the locked box arrangement, pursuant to which, the Base Purchase Price will be increased at a rate of £42,200 per day for the period from February 3, 2024 (the “Locked Box Date”) to and including the closing date of the Transaction (the “Closing Date”), and the Base Purchase Price will be reduced on a pound-for-pound basis for certain value items, as more specifically set forth in the Purchase Agreement, (ii) repayment of specified third party debt in the Target business, and (iii) redemption of the loan notes outstanding from Mercury Midco 1 Limited, a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of the Target (“Midco 1”), which are payable to certain Sellers.

In consideration of the Sellers entering into the Purchase Agreement, Steve Madden, as guarantor, has agreed to unconditionally and irrevocably guarantee to each Seller and each of Seller’s affiliates that the Purchaser will comply with its obligations under the Purchase Agreement.

The closing of the Transaction is subject to certain closing conditions, including (i) the expiration or termination of all waiting periods applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) no law, order, decree or judgment is in effect that restrains, enjoins, prohibits or makes illegal the consummation of the Transaction; and (iii) no litigation, action or proceeding shall be pending by or before any governmental entity of competent jurisdiction that seeks to restrain, enjoin, prohibit or make illegal the consummation of the Transaction, no investigation by a relevant U.S. antitrust agency relating to the Transaction shall be open, pending or ongoing, and no litigation, action or proceeding shall be threatened by a relevant U.S. antitrust agency or officials, staff, commissioners or other representatives thereof that would reasonably be expected to seek to restrain, enjoin, prohibit or make illegal the consummation of the Transaction. The Purchaser, the Sellers and the Target have agreed to cooperate in good faith and use their reasonable best efforts, subject to limitations, to procure that these conditions are fulfilled.

The Purchase Agreement will automatically terminate if any closing condition has not been fulfilled or waived by December 5, 2025.

The Purchase Agreement contains customary fundamental representations and warranties and customary covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. Among other things, certain of the Sellers have agreed to conduct the business of Target in the ordinary course consistent with past practice and to comply with the covenants set forth in the Purchase Agreement regarding operation of the business.

In connection with the Purchase Agreement, the Purchaser has also entered into a management warranty deed (the “Management Warranty Deed”), pursuant to which certain members of management of the Target have provided certain additional customary representations and warranties related to the Target’s business. The liability of such warrantors is capped under the Management Warranty Deed to £1.00 except in the case of fraud. The Purchaser has separately obtained a warranty and indemnity insurance policy, effective as of the date of entry into the Purchase Agreement and the Management Warranty Deed, which contains customary coverage and exceptions.

The foregoing descriptions of the Purchase Agreement, the Management Warranty Deed and the Transaction do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Management Warranty Deed, redacted versions of which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated herein by reference.

The Purchase Agreement and the Management Warranty Deed have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Steve Madden, the Purchaser, the Sellers, the Target or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Steve Madden in its public reports filed with the Securities and Exchange Commission (the “SEC”). The Purchase Agreement and the Management Warrant Deed contain representations, warranties and covenants that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations, warranties and covenants are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential schedules delivered in connection with the Purchase Agreement and the Management Warranty Deed. Such representations, warranties and covenants may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement and the Management Warranty Deed instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or to Steve Madden’s SEC filings. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Steve Madden, the Purchaser, the Sellers, the Target or any of their respective subsidiaries or affiliates or the Kurt Geiger business. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and the Management Warranty Deed, which subsequent information may or may not be fully reflected in public disclosures by Steve Madden.

Item 8.01 Other Events.

In connection with and concurrently with the entry into the Purchase Agreement, Steve Madden entered into a commitment letter, dated February 12, 2025 (the “Commitment Letter”), with Citizens Bank, N.A., JPMorgan Chase Bank, National Association and Citibank, N.A. (collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide debt financing for the Transaction, consisting of senior secured credit facilities of up to an aggregate total of $550,000,000, consisting of a $300,000,000 term loan and a $250,000,000 revolving credit facility, on the terms and conditions set forth in the Commitment Letter, including the term sheet attached thereto. The obligations of the Commitment Parties to provide debt financing under the Commitment Letter are subject to a number of customary conditions including, without limitation, execution and delivery of definitive documentation consistent with the Commitment Letter.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations, and intentions. Forward-looking statements can be identified by words such as: “may,” “will,” “expect,” “believe,” “should,” “anticipate,” “project,” “predict,” “plan,” “intend,” or “estimate,” or “confident,” and similar expressions, or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our current beliefs, expectations, and assumptions regarding anticipated events and trends affecting our business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which may be outside of our control. Our actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include: geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially and adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations, and financial condition; our ability to navigate shifting macro-economic environments including but not limited to inflation and the potential for recessionary conditions; our ability to accurately anticipate fashion trends and promptly respond to consumer demand; our ability to compete effectively in a highly competitive market; our ability to adapt our business model to rapid changes in the retail industry; supply chain disruptions to product delivery systems and logistics, and our ability to properly manage inventory; our reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet our quality standards; our dependence on the hiring and retention of key personnel; our ability to successfully implement growth strategies and integrate acquired businesses; changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which we manufacture and sell products; our ability to adequately protect our trademarks and other intellectual property rights; our ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to our business operations for an indeterminable period of time; legal, regulatory, political, and economic risks that may affect our sales in international markets; changes in U.S. and foreign tax laws that could have an adverse effect on our financial results;

additional tax liabilities resulting from audits by various taxing authorities; cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting Steve Madden; our ability to achieve operating results that are consistent with prior financial guidance; and other risks and uncertainties indicated from time to time in our filings with the SEC.

These risks and uncertainties, along with the risk factors discussed in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, should be considered in evaluating any forward-looking statements contained in this report. We do not undertake, and disclaim, any obligation to publicly update any forward-looking statement, including without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Sale and Purchase Deed, dated February 12, 2025.
2.2*	Management Warranty Deed, dated February 12, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(6) and Item 601(b)(2)(ii). This exhibit excludes certain immaterial schedules and exhibits pursuant to the provisions of Regulation S-K, Item 601(a)(5). A copy of any of the omitted information, schedules and exhibits pursuant to Regulation S-K, Item 601(a)(5), Item 601(a)(6) and Item 601(b)(2)(ii), as applicable, will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2025

STEVEN MADDEN, LTD.

By:	/s/ Edward Rosenfeld
Name:	Edward Rosenfeld
Title:	Chief Executive Officer